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                                                                   Exhibit 10.27

                              DISTRIBUTOR AGREEMENT

       This DISTRIBUTOR AGREEMENT (the "Agreement") is entered into as of this 12th day of May, 1998, (the "Agreement Date"), between SS&C Technologies, Incorporated ("SS&C"), a Delaware corporation with an address for purposes of this Agreement at 705 Corporate Place, Bloomfield, Connecticut 06102, and GFI Caminus LLC (except where the context indicates otherwise, collectively with its subsidiaries, ZAI*NET Software, L.P., a Delaware limited partnership ("ZAI*NET"), and Caminus Energy Limited, an English company ("Caminus"), "GFI Caminus"), a Delaware limited liability company with an address for the purposes of this Agreement at 12121 Wilshire Boulevard, Suite 1375, Los Angeles, California 90025.

       WHEREAS SS&C desires to acquire a non-exclusive world-wide license to sell and distribute certain software products proprietary to GFI Caminus as set forth in this Agreement, and whereas GFI Caminus desires to issue and assign such license to SS&C;

       WHEREAS GFI Caminus and SS&C desire to work together to establish an enterprise distribution network with respect to the aforementioned distributorship licenses;

       NOW THEREFORE, in consideration of the premises and the respective representations, warranties and agreements contained herein and in the Limited Liability Company Agreement of GFI Caminus dated as of even date herewith (the "LLC Agreement"), the parties hereto hereby agree as follows:

1.     Certain Definitions.

       "Category One Product" shall mean any existing SS&C Product set forth on
       Schedule 1 hereto.

       "Category Two Product" shall mean any module, upgrade, enhancement or similar or analogous software based upon a Category One Product that is developed by employees and/or agents of SS&C (whether or not with the assistance of GFI Caminus and whether or not such module, upgrade, enhancement or similar or analogous software utilizes source code written and/or supplied by GFI Caminus) but modified to relate to energy assets.

       "Category Three Product" shall mean any software program or product that is not a Category One Product or Category Two Product and that is developed by employees and/or agents of GFI Caminus (whether or not with the assistance of SS&C as provided for herein and whether or not such program or product utilizes source code written and/or supplied by SS&C), as set forth on Schedule 1 hereto, together with any fixes, updates, new versions, revisions, and enhancements provided by GFI Caminus or created by or on behalf of GFI Caminus (whether or not with the assistance of SS&C) with respect to such programs or products in accordance with the terms hereof.


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       "Customer" shall mean an end-user of Products, licensed to use the relevant Products in the operation of its business and not for purposes of resale or other distribution.

       "Directly Competitive" shall mean, with respect to any Category Three Product or Outsourcing Services, any other product that would be generally recognized as either a replacement of or substitute for such Product or Outsourcing Service in the relevant industry, or would likely be included in a competitive bid by third parties seeking business solutions which are typically filled by such Products or Outsourcing Services.

       "Energy Market" shall mean utilities, energy providers, marketers or traders or other participants in the buying or selling of energy or energy related products or derivatives thereof throughout the world.

       "Error" shall mean the failure of a Product to function in accordance with its specifications as contained in its on-line help text.

       "GFI Caminus Materials" shall mean the materials accompanying or related to the Category Three Products as provided by GFI Caminus, embodying the Category Three Product, Category Three Product documentation (whether in printed or electronic form), manuals, education materials, product brochures and other collaterals, and the like, which may be provided on magnetic media, via the internet or in tangible form as determined by GFI Caminus.

       "Keys" shall mean the security clearance codes necessary for a Customer to use a Product or Products.

       "License Agreement" shall mean the standard license agreement of GFI Caminus with respect to the licensing of Category Three Products (modified to reflect the terms hereof), initially substantially in the form attached hereto as Exhibit A.

       "License Fees" shall mean fees owed by a Customer for the right to use a Product or Products under a License Agreement.

       "Maintenance Fees" shall mean fees owed by a Customer for Maintenance Support provided with respect to any Product or Products licensed by such customer under a License Agreement.

       "Maintenance Support" shall mean telephone response line service during normal business hours, error correction through the supply of temporary fixes, and the incorporation of new releases of the Products as supplied by SS&C or GFI Caminus, as the case may be, into the Customers' copies of the Products, as more fully specified in the Maintenance Support Agreement.

       "Maintenance Support Agreements" shall mean the standard maintenance support agreement of GFI Caminus with respect to maintenance to be provided for the Category Three Products, as provided to SS&C from time to time upon the modification thereof.


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       "Materials" shall mean either of the SS&C Materials or the GFI Caminus
       Materials, as the context may require.

       "Order" shall mean written notification from SS&C that a Customer has licensed a GFI Caminus Product or GFI Caminus Products. A form of the Order is attached hereto as Exhibit B.

       "Outsourcing Services" shall mean processing services which are provided to third parties by GFI Caminus using Category Three Products, which services would be generally recognized as either a replacement of, substitute for or supplement to the licensing of a particular Product to such third parties.

       "Product" shall mean either an SS&C Product or a Category Three Product, as the context requires.

       "SS&C Materials" shall mean the materials accompanying or related to the SS&C Products as provided by SS&C, embodying the SS&C Product, SS&C Product documentation (whether in printed or electronic form), manuals, education materials, product brochures and other collaterals, and the like, which may be provided on magnetic media, via the internet or in tangible form as determined by SS&C.

       "SS&C Products" shall mean Category One Products and Category Two Products, together with any fixes, updates, new versions, revisions, and enhancements provided by SS&C or created by or on behalf or with the assistance of GFI Caminus in accordance with the terms hereof.

       "Standard Price" or "Standard Prices" shall mean, with respect to any Product, the standard License Fees, Maintenance Fees and other charges applicable in the Territory in U.S. Dollars or local country currency, as SS&C or GFI Caminus may determine from time to time, as the case may be. The initial Standard Prices are as set forth on Schedule 1 hereto.

       "Territory" shall mean and include the entire world, except as set forth on Schedule 1 hereto and except as may be modified in writing by the parties from time to time as set forth herein.

2.     Appointment of SS&C; Duties.

       a) Non-exclusive License. GFI Caminus hereby retains SS&C, and SS&C hereby agrees to be so retained, as a non-exclusive distributor and marketer of Category Three Products throughout the Territory with the right to distribute and market such Products other than to the Energy Market during the Initial Term and any subsequent renewal terms provided for in Section 5 below, on the further terms and subject to the further conditions as set forth in this Agreement.

              1) SS&C shall have the non-exclusive right, and hereby accepts such right, to solicit Customers located in the Territory and to license the Category Three Products and accompanying documentation to Customers other than


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                     those in the Energy Market.

              2) Notwithstanding anything herein to the contrary, in no event shall SS&C have the right to distribute or market any Category Three Product in or to the Energy Market.

       b)     Sales Assistance.

              1) Staff; Training. SS&C agrees to use commercially reasonable efforts to train its sales force in the licensing of Category Three Products and to provide technical and/or support personnel for technical sales and implementation consulting services to Customers with respect to Category Three Products. GFI Caminus agrees to provide reasonable assistance as requested by SS&C with respect to the training, qualification and selection of such representatives.

              2) Marketing. SS&C will be responsible for marketing, implementation, on-site education services and license solicitation with respect to the Category Three Products in the Territory and shall use commercially reasonable efforts in promoting the licensing of the Category Three Products, all at no cost to GFI Caminus. GFI Caminus will provide reasonable assistance as requested by SS&C with respect to the marketing of Category Three Products. Such assistance may include presentations made at prospective Customer's site(s), and shall be provided at no charge.

              3) Product Literature. Upon GFI Caminus's request, SS&C will submit all materials and documentation that it has created pursuant to this Agreement (including, but not limited to, materials containing trade secret or proprietary information about a Category Three Product, marketing and promotional materials) to GFI Caminus for review and approval, which approval shall not be unreasonably withheld. SS&C will include on all such materials any notice of copyright, trademark or other marking used by GFI Caminus on its own comparable materials or specifically requested by it.

       c)     Licensing.

              1) Exclusive Means of Licensing. SS&C agrees to offer Category Three Products for licensing only under the terms of the License Agreement. The failure of SS&C to include any of the provisions set forth in the License Agreement in any of its licensing agreements with Customers purchasing or licensing Category Three Products without GFI Caminus's prior written consent shall be a material breach of this Agreement.

              2) Orders. SS&C will submit a written Order to GFI Caminus for each Category Three Product proposed to be licensed or provided to any Customer or third party. Each Order must be submitted within three (3) business days of each occasion where SS&C has provided the SS&C


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                     Products to another entity, including all Customers. Each
                     Order shall contain all of the information specified in Exhibit B. SS&C shall cause such Customer to execute and enter into a License Agreement with respect to such Category Three Product, and shall, within three (3) business days of the execution of such License Agreement, provide an executed copy thereof, as well as a copy of the Customer Non-Disclosure Agreements (if any) for such Customer, to GFI Caminus.

              3) Promptly upon receipt of an executed License Agreement, GFI Caminus shall transmit to the relevant Customer all necessary Keys for purposes of implementing the Category Three Product licensed thereto.

              4) Customer Breach. In the event of a breach by a Customer of the terms of a License Agreement, SS&C will promptly notify GFI Caminus and take all reasonable steps which may be necessary to remedy the breach, including taking actions for seizure or injunctive relief. For each License Agreement which is terminated, SS&C will provide GFI Caminus with prompt written notice and the reason for termination.

       d) Distribution. GFI Caminus will provide SS&C with a master copy of the Category Three Products and GFI Caminus Materials. GFI Caminus agrees to manufacture copies of the Category Three Products and GFI Caminus Materials and distribute those copies to Customers of Category Three Products, per SS&C's request. SS&C is authorized to manufacture copies of the Category Three Products and GFI Caminus Materials, and to distribute those copies to its Customers, provided that in each case a valid License Agreement has been signed by such Customer.

       e) Maintenance and Other Fees. The parties agree that fees for implementation consulting services shall be earned and retained by whichever of them performs the applicable services. The parties agree that GFI Caminus shall provide Maintenance Support for the Category Three Products, and SS&C agrees to use commercially reasonable efforts to cause Customers of Category Three Products to enter into GFI Caminus Maintenance Support Agreements at GFI Caminus' then current standard rates and terms. The party entitled to retain fees referred to in this paragraph shall be solely responsible for collecting such fees and providing the corresponding services to the Customer, and will indemnify the other party and hold it harmless from and against any complaints or claims from the Customer related thereto.

3.     Fees and Royalties.

       a) Standard Prices. GFI Caminus may change the Standard Prices with respect to its Products with ninety (90) days' prior written notice. To the maximum extent permitted by law, SS&C will not license the Products of GFI Caminus to any prospective Customer with a License Fee which differs from the Standard Prices by more than the standard discount as set forth in Schedule 1 hereto (as modified


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              from time to time) unless agreed upon in advance between SS&C and
              GFI Caminus.

       b) Royalties. The licensing of Category Three Products by Customers of SS&C shall be without royalty to SS&C; instead, GFI Caminus shall be entitled to all License Fees and a percentage of the License Fees received by GFI Caminus as a result of such licensing activity by SS&C (including such License Fees received by GFI Caminus after the termination of this Agreement) shall be credited as Incremental License Revenues for purposes of Section 5.2 of Appendix B to the LLC Agreement (such credit to be applied regardless of GFI Caminus's receipt of such License Fees). The percentage of such License Fees so credited shall be as agreed upon by the parties in connection with each such license transaction (taking into account SS&C's "degree" of responsibility for the sale, evaluating such factors as lead generation, prospecting, the degree of cooperative selling, etc.). Notwithstanding the foregoing sentence, in no event shall the percentage of such License Fees so credited be less than five percent (5%) (the "Minimum Percentage"). GFI Caminus shall invoice Customers for the Category Three Products for applicable License Fees, and shall be responsible for collecting such License Fees.

4.     Reporting.

       a) Within ten (10) business days after the start of each calendar quarter, SS&C will furnish to GFI Caminus a report forecasting its prospective sales of Products, such report to be in a format which is mutually agreeable to both parties.

       b) At the end of each Quota Period, SS&C shall submit to GFI Caminus a statement regarding License Agreement(s) entered into by SS&C and its Customers.

5.     Term and Termination.

       a) The "Initial Term" of the Agreement is the five (5) years beginning on the Agreement Date, unless terminated as provided below. The Initial Term shall be extended automatically for successive one year periods until either party notifies the other to the contrary at least ninety (90) calendar days in advance of the commencement of the next one year period, which either party may do entirely in its discretion.

       b) GFI Caminus may terminate this Agreement immediately, by written notice to that effect, if SS&C distributes, without the prior written consent of GFI Caminus, any confidential GFI Caminus Materials or Information (as hereinafter defined) prior to execution of the applicable License Agreement if such distribution is knowing or intentional or if it otherwise subjects the other party to any material risk or prejudice.

       c) GFI Caminus may terminate this Agreement immediately, by written notice to that effect, if SS&C distributes, without the prior written consent of GFI Caminus,


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              any materials that enable the recipient to use any Product of GFI
              Caminus prior to execution of the applicable License Agreement.

       d) Either party may terminate this Agreement immediately, by written notice to that effect, if:

              1) The other party commits any other material breach of this Agreement, and fails to remedy that breach fully within thirty (30) calendar days after notice to that effect from the terminating party; or

              2) The other party becomes bankrupt or unable to pay its debts as and when due.

       e) In the event of termination or expiration of this Agreement for any reason:

              1) Return or Destruction of Products. Each party will, at the option of the other party, either:

                     i) deliver to the other party all of such other party's Materials and all copies of its products in the possession of such party, as well as all other items containing Information of such other party (as hereinafter defined), or

                     ii)    destroy all of those items.

              2) Officer's Certificate. Each party will furnish to the other with a certificate signed by an officer of the other warranting compliance with the requirements of Section 6(e)(1). Such actions will not eliminate the obligations of either party to ensure confidential treatment of the Information.

              3) Business in the Pipeline. SS&C will immediately provide GFI Caminus with a list of prospective customers, details of any proposals made, and the status of each sale, including all information which is required to be reported as specified in Section 5(a) above. A prospective customer includes without limitation any company to which were made, given or provided proposals, quotes, Product demonstrations, presentations or sales calls.

                     i) GFI Caminus hereby agrees to honor any written commitments made by the other on its behalf in compliance with the terms of this Agreement and the License Agreement, and will use reasonable efforts (resources permitting) to close any potential business within a reasonable time.

                     ii) For any License Agreements executed between GFI Caminus and an identified prospect within 120 days from the effective date of the termination of this Agreement, GFI Caminus will credit to


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                            SS&C as Incremental License Revenues for purposes of
                            Section 5.2 of Appendix B to the LLC Agreement an amount equal to (1) the License Fees that GFI
                            Caminus receives pursuant to such License Agreements (minus any additional direct expenses (including travel and additional commissions) incurred by GFI Caminus in order to close such sales) multiplied by
                            (2) the Minimum Percentage as specified in Section 3(b) hereof. This credit will be applied within 45 days from the end of the quarter within which GFI Caminus receives the License Fees.

              4)     Business Transition.

                     i) Upon the termination of this Agreement, the rights and obligations under all of the License Agreements will be automatically assigned from SS&C to GFI Caminus.

                     ii) Each party, upon the reasonable request of the other, will participate in joint communications and/or sales calls to Customers for the purpose of managing a smooth transition, and to use reasonable efforts to secure each Customer's written agreement to the automatic assignment of each License Agreement as set forth above.

                     iii) GFI Caminus will be required to assume or perform any obligation that SS&C may have undertaken which is in addition to or inconsistent with the obligations of GFI Caminus under its respective License Agreement without GFI Caminus's express acceptance or written agreement, and SS&C will indemnify GFI Caminus against any loss, liability, or expense that GFI Caminus may incur in connection with the same.

              5) Balance Owing. Within ninety (90) calendar days after notice of termination, SS&C and GFI Caminus shall agree on the current outstanding balance of all monies due to SS&C and GFI Caminus through the date of termination.

       f) Each party's obligations of confidentiality and Sections 1, 2(d)(1), 3, 5, 6, 7(a), 8(c), 8(d), 9, 10, and 11 shall survive the termination of the parties' relationship under this Agreement or of the Agreement itself.

6. Proprietary Rights. Each party acknowledges that the information about the Materials and Products and about all copies, translations, adaptations, updates or modifications which are part of the Products of the other party (collectively, the "Information") is proprietary to and may embody trade secrets or other intellectual property rights of the other party, or third parties which have granted such other party the right to sublicense such Products. Each party specifically acknowledges and agrees that the other may use security codes and other devices of its choosing to prevent unauthorized copying of such


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       other party's Products and agrees that it shall not make or permit any efforts to reverse engineer or otherwise defeat these codes and that it shall retain these codes in all copies of the Products.

       a) Each party will use its best efforts to protect the Information of the other party from disclosure or transfer to third persons, except:

              1) Customers of Category Three Products under fully executed License Agreements;

              2) Those employees of either party who both have a need to know the Information in connection with providing the services called for in this Agreement by either party and who acknowledge the proprietary nature of the Information, and have entered into written nondisclosure agreements prohibiting the disclosure of Information, except as permitted in this Section 6; or

              3) Those employees of a prospective Customer who have executed non-disclosure agreements with GFI Caminus and SS&C in the form of the agreement attached hereto as Exhibit C (the "Customer Non-Disclosure Agreement") to determine whether to enter into a License Agreement, and only under circumstances of a demonstration to a bona-fide prospect whereby GFI Caminus retains responsibility for the supervision of such demonstration.

       b) All patents, copyrights, trade secrets, and other proprietary rights in or related to the Products, Information, and Materials are and will remain the exclusive property of the party from whom such items originated or a third party which has granted such party the right to sublicense such rights whether or not recognized or perfected under the laws of the Territory. Neither party will take any action that jeopardizes such proprietary rights of the other party or acquire any right in such Products, Information, or Materials, except the right to use the Products as specifically provided under this Agreement. Each party, or the third party which has granted such party the right to sublicense the programs, will own all rights in any copy, translation, adaptation, compilation, selection, arrangement or derivation of the Products, Information, or Materials of such party, including any significant improvement or development thereof. At the request of a party, the other party will obtain the execution of any instrument that may be required to assign these rights to such requesting party or perfect these rights in such party's name.

       c) Each party will use the Products, Information, and Materials of the other party only to perform its activities and obligations under this Agreement. Neither party will copy, translate, adapt, decompile, dissemble, or reverse engineer the Products of the other party (except as expressly provided in this Agreement) without such other party's specific prior written approval.


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       d)     Neither party may create, license, sell or support any Products or modifications to the Products of the other party for or to any person who is not an authorized Customer of the Products or who has failed to pay or perform any of its obligations under the relevant License Agreement, including without limitation obligations to pay License Fees, and to protect the confidentiality of the Products as required in the License Agreement.

              1) To the extent that they are not part of the Category Three Products, SS&C will retain ownership of separate computer programs created under separate agreements with Customers of Category Three Products for use with such Products. SS&C hereby grants GFI Caminus a fully-paid, royalty-free, perpetual license (which shall survive termination of this Agreement for any reason) to use, modify, copy and sublicense all such programs to the extent necessary to enable GFI Caminus, at GFI Caminus's sole option, to provide support services to such Customer for the Category Three Products and such programs, and/or (with SS&C's prior consent) to integrate such programs into a Category Three Product. GFI Caminus provides no warranty, and GFI Caminus shall not be required to modify or provide any support services, with respect to such programs. SS&C shall not make any representations or warranties on GFI Caminus's behalf, nor indicate that GFI Caminus supports such programs.

              2) Notwithstanding anything in this Agreement to the contrary, and except for such rights and licenses as are provided to the other party pursuant to this Agreement, (i) all Category One Products and all Category Two Products are the exclusive property of SS&C, and (ii) all Category Three Products are the exclusive property of GFI Caminus.

       e) All Error corrections with respect to Category Three Products ("GFI Caminus Corrections") which are at any time created by or on behalf of SS&C are and shall be the sole property of GFI Caminus; SS&C hereby assigns and agrees to assign any and all copyrights, inventions, patents and rights to apply for patents, trade secrets, moral rights and other intellectual and industrial property rights in such GFI Caminus Corrections to GFI Caminus; SS&C hereby agrees that all such GFI Caminus Corrections shall be deemed for all purposes to be "works made for hire" under the US and all applicable copyright laws and SS&C hereby waives and agrees to not assert any moral rights which may arise therein; SS&C agrees to obtain from all of its employees and other parties participating or contributing to the creation of GFI Caminus Corrections written agreements which comply with this provision and under which all such rights are vested in or assigned to GFI Caminus or waived, as provided herein; and SS&C agrees to execute and deliver all papers, agreements and instruments and to take all other actions requested by GFI Caminus in order to effectively accomplish the foregoing. Except as set forth in this Section 6(e), Section 6(b) hereof shall apply to all such GFI Caminus Corrections.


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       f)     Each party will use its best efforts to protect the proprietary or confidential information received from those customers or prospective customers of the other party, and the subsidiaries and affiliates of these Customers and prospective Customers, from disclosure or transfer to third persons, except to those employees of the other party who (i) have a need to know the information in connection with providing the services set forth herein and (ii) who acknowledge the proprietary nature of the customer information and materials and agree not to disclose the information, except as permitted in this Paragraph 6(f).

7.     Trademarks.

       a) SS&C acknowledges that "ZAI*NET" and other Category Three Product names are the registered or common law trademarks of GFI Caminus, and agrees that it shall not register these marks or any other GFI Caminus trademark, service mark, trade name, or company name or use the same in any fashion or for any purpose, except in connection with its activities under this Agreement. In the event that GFI Caminus registers a trademark in the Territory, SS&C shall, at GFI Caminus's request, file as a registered user of the mark.

       b) GFI Caminus will grant a limited license to SS&C to use GFI Caminus's trademarks to the extent reasonably necessary to enable SS&C to perform its obligations under this Agreement pursuant to a separate written agreement between the parties.

8.     Other Terms.

       a) GFI Caminus will furnish SS&C, upon SS&C's reasonable request, free of charges other than media and distribution charges, with the following Materials: one (1) copy each of source (as generally available) and object code for the Category Three Products, and one (1) copy of existing user documentation for the Category Three Products, Category Three Product fixes and releases generally made available by ZAI*NET or GFI Caminus to its customers, and distributors. Additional copies of the foregoing materials, as well as copies of all promotional materials created by GFI Caminus or ZAI*NET, will be furnished on request for a reasonable charge (including freight and customs, if applicable), established by GFI Caminus. License Agreements will be executed by SS&C at the inception of the Agreement, and appropriate Schedules to such License Agreement(s) will be executed as part of the request process for these Materials.

       b) Each party shall maintain accurate records of payments received under this Agreement and all License Agreements for a period of at least three (3) years from date of payment. For so long as either party is entitled to receive payments in connection with a License Agreement, and for six (6) months thereafter, the party so entitled may cause the other party's records related to such License Agreement to be audited by an auditor selected by the unanimous agreement of the parties, and such other party will provide the entitled party with reasonable access to these records; provided, however, that the audits may be conducted no


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              more frequently than twice per calendar year. If an audit reveals any underpayment, such underpayment shall promptly be remedied by the underpaying party.

       c) Neither party will enter into any agreements which violate or conflict with the terms of this Agreement, nor do any act, or make any omission, that is unlawful in the country, state, or province in which it occurs.

       d)     Other Licensees.

              1) SS&C may from time to time engage (i) a subsidiary or affiliate entity or person or (ii) subcontractors ("Contractors") to perform certain of its consulting services or similar obligations hereunder.

              2) SS&C may from time to time wish to engage a third party to solicit Customers of the Products within the Territory ("Sales Agents").

              3) No Sales Agent may be engaged by SS&C without GFI Caminus's prior approval. Without limiting the foregoing, no Sales Agent may be engaged for any purpose or given any access to any Products if such prospective Sales Agent markets, supports or distributes or in any way represents a software product which is Directly Competitive with a Category Three Product.

              4) All Contractors and Sales Agents shall be engaged under written agreements which contain the same provisions as this Agreement as deemed applicable by the parties hereto, and which terminate immediately upon termination of this Agreement by either party for any reason.

              5) All Contractors and Sales Agents may be provided licenses to the Products and Information only under fully executed License Agreements, without warranty, and they shall be considered as "Customers" under this Agreement. With respect to such License Agreements, GFI Caminus will provide maintenance support assistance to SS&C only.

              6) For each Sales Agent appointed, SS&C will provide GFI Caminus with the following information: name, address, contact name(s), telephone number(s), description of business (including list of any competitive software products represented), scope of responsibility (i.e., marketing, support, distribution, translation, etc.), territory, date of license and license term.

              7) Sales Agents are marketing agents and shall not license, sublicense, copy or distribute SS&C Products or Category Three Products to Customers or other third parties, and Sales Agents shall not have custody or control over any Keys.

              8) In the event that SS&C engages a Contractor or Sales Agent, the parties agree that SS&C is not assigning this Agreement or any of its rights or duties hereunder; and that SS&C remains bound by each and every term hereof. Nothing contained herein shall in any way constitute a waiver by GFI Caminus of any of its rights, or the release of SS&C from any of its obligations, under this Agreement. SS&C shall have no liability to any Contractors or Sales Agents not engaged by it. SS&C shall provide written notice to GFI Caminus of any claim, dispute or legal action arising under the arrangement between SS&C and its Contractors or Sales Agents within ten (10) days from the date on which SS&C becomes aware of such claim, dispute or action. GFI Caminus shall have complete control over legal proceedings involving its confidential information, copyright, patent or other intellectual or industrial property rights.

9.     Warranties and Indemnity by SS&C.

       a) SS&C represents and warrants that it has the full right and power to enter in this Agreement, and that any Category Three Product modifications, enhancements, Error corrections and other software or materials created by or on behalf of SS&C do not and will not infringe on any patent, copyright, trade secret, trademark, moral right or other intellectual or industrial property right of any person.

       b) SS&C will defend, indemnify and hold GFI Caminus and its subsidiaries, affiliates, agents, distributors, assigns, predecessors, stockholders, directors and employees harmless from and against any and all claims, suits, actions, or losses, including legal expenses, arising out of:

              1) Any failure of SS&C to license or provide the Category Three Products to any entity without obtaining a License Agreement; or

              2) Any failure of SS&C to license the Category Three Products only under the terms of the License Agreement, or the agreement by SS&C to any term or condition which has the effect of limiting or eliminating the effect of any provision in the License Agreement; or

              3) The appointment by SS&C of Contractors or Sales Agents, the failure of SS&C to engage a Contractor or Sales Agent under the same terms and conditions as contained in this Agreement, or arising out of any actions taken by such Contractors or Sales Agents in their capacity as SS&C's agents or otherwise; or

              4) The acts or omissions of SS&C or its officers, agents, or employees that are claimed to be unlawful; or

              5)     Any breach of SS&C's representations or warranties in
                     Section 9(a) above, or any claim that GFI Caminus's or SS&C's use of any material created by SS&C constitutes an infringement of any trademark, copyright, patent or moral right, or a misappropriation of a trade secret, or a breach of contract; or

              6) Any representations or warranties made by SS&C to Customers or potential Customers or other persons concerning the Category Three Products on behalf of GFI Caminus, or that may be binding on GFI Caminus except consistent with the sales activities contemplated by this Agreement; or

              7) Any other claim, suit, or proceeding to the extent that it alleges any negligent or wrongful act or omission of the SS&C or its officers, agents, or employees.

10.    Warranties and Indemnity by GFI Caminus.

       a) GFI Caminus represents and warrants that it has the full right and power to enter in this Agreement, and that any SS&C Product modifications, enhancements, Error corrections and other software or materials created by or on behalf of GFI Caminus do not and will not infringe on any patent, copyright, trade secret, trademark, moral right or other intellectual or industrial property right of any person.

       b) GFI Caminus will defend, indemnify and hold SS&C and its subsidiaries, affiliates, agents, distributors, assigns, predecessors, stockholders, directors and employees harmless from and against any and all claims, suits, actions, or losses, including legal expenses, arising out of:

              1) The acts or omissions of GFI Caminus or its officers, agents, or employees that are claimed to be unlawful; or

              2) Any breach of GFI Caminus's representations or warranties in Section 10(a) above, or any claim that SS&C's or GFI Caminus's use of any material created by GFI Caminus constitutes an infringement of any trademark, copyright, patent or moral right, or a misappropriation of a trade secret, or a breach of contract; or

              3) Any other claim, suit, or proceeding to the extent that it alleges any negligent or wrongful act or omission of the GFI Caminus or its officers, agents, or employees.

       c) GFI Caminus warrants that, for the first three (3) months after the date on which GFI Caminus ships Category Three Products to SS&C, the Products will function substantially in accordance with their specifications contained in the applicable On-Line Help Text (not defined herein). In case of breach of this warranty or any other duty related to the quality of the Products, GFI Caminus's sole responsibility will be to use its reasonable efforts to correct material errors in the program coding, and obtaining such efforts will be SS&C's exclusive remedy against GFI Caminus.

       d) The warranty specified in Section 10(c) will not apply to a Product if its correction is required due to (i) natural disaster or electric power failure, (ii) the failure to maintain appropriate environmental conditions, (iii) the neglect, misuse, or other cause other than the ordinary use of the Product, (iv) the improper installation of the Product, (v) a modification of the Product (including modifications made by SS&C), (vi) the failure to install any update or revision promptly, or (vii) any other cause not inherent in the Product.

       e) GFI Caminus shall defend, indemnify and hold SS&C and its subsidiaries, affiliates, agents, distributors, assigns, predecessors, stockholders, directors and employees harmless from and against any suit or proceeding brought against SS&C so far as it is based on a claim that the use, execution, or licensing of the Category Three Products or the use or copying of any GFI Caminus Material furnished, as such and not in combination with any other article or process, constitutes an infringement of any patent, copyright, trade secret, trademark, moral right or other intellectual or industrial property right of any person, if notified thirty (30) calendar days after its commencement and given full and complete authority, information, and assistance for its defense, and GFI Caminus shall pay all damages and costs awarded against SS&C, but shall not be responsible for any compromise made without its consent. If claimed or held to constitute such infringement, GFI Caminus shall, at its option and expense, either procure for SS&C the right to continue using the Category Three Product and GFI Caminus Material; modify the Category Three Product so that, while it retains its functional equivalence, it is no longer infringing; or terminate this Agreement solely with respect to the distribution of the infringing product.

11.    Liabilities.

       a) EXCEPT AS PROVIDED IN SECTIONS 9 AND 10, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES, OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS, OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OR OF ERROR-FREE AND UNINTERRUPTED USE OR AGAINST INFRINGEMENT) ARE HEREBY OVERRIDDEN, EXCLUDED, AND DISCLAIMED.

       b) EXCEPT FOR DAMAGES ARISING UNDER SECTIONS 6, 7, 9 OR 10, UNDER NO CIRCUMSTANCES WILL SS&C OR GFI CAMINUS OR ANY OF THEIR RESPECTIVE RELATED COMPANIES BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, OR INCIDENTAL DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF SS&C, GFI CAMINUS, LICENSEES, OR CUSTOMERS (INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF DATA, GOODWILL, PROFIT, USE OF MONEY OR USE OF THE PROGRAMS, INTERRUPTION IN USE OR AVAILABILITY OR DATA OR THE PROGRAMS, STOPPAGE OF OTHER WORK OR

              IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, WHETHER BASED ON THIS AGREEMENT, ANY COMMITMENT PERFORMED OR UNDERTAKEN UNDER OR IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE, EXCEPT ONLY IN THE CASE OF PERSONAL INJURY WHERE AND TO THE EXTENT THAT APPLICABLE LAW REQUIRES SUCH LIABILITY.

       c) EXCEPT FOR DAMAGES ARISING UNDER SECTIONS 6, 7, 9 OR 10, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR DAMAGES IN EXCESS OF ONE MILLION DOLLARS ($1,000,000.00).

12.    Miscellaneous.

       a) Assignment. Each party acknowledges that the other party is entering into this Agreement in reliance upon the personal reputation, qualifications, and abilities of the other party; and accordingly, neither party may assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; (provided, however, that either party may assign its rights and obligations hereunder, without the consent of the other party, in connection with a sale of all or substantially all of its assets or a controlling interest in its ownership to another person or entity).

       b) Applicable Law. This Agreement shall be governed by, subject to, and interpreted in accordance with the laws of the State of Delaware of the United States of America without giving effect to conflict of law principles thereof.

       c) Partial Invalidity. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision herein is held to be invalid or unenforceable under any circumstances, (i) such holding shall not affect the validity or enforceability of such provision under other circumstances, of any other provision herein, or of this Agreement as a whole, and (ii) GFI Caminus and SS&C shall in good faith amend this Agreement to reflect as near as may be the spirit and intention of such invalid and unenforceable provision so that the same shall comply with the applicable law.

       d) Modification. No modifications or amendments to this Agreement shall be binding upon the parties unless in writing signed by both parties.

       e) Waiver. A failure or delay of either party to enforce its rights hereunder shall in no way be construed to be a waiver of such rights or any other rights hereunder.

       f) Notices. All "notices" under this Agreement shall be in writing, and may be given by personal delivery, or by registered or certified mail, postage prepaid, return receipt requested (or by other courier that provides written proof of delivery), or facsimile or other telecommunications which provides written proof of delivery to the parties at their respective addresses set forth on Page 1 of this Agreement, or to any other address either party from time to time designates to the other by such notice. Such notices shall be deemed given when delivered personally, or on the same business day as when delivered via courier with proof of delivery, or seven (7) days from when mailed if sent via registered or certified mail, or on the next business day if transmitted via facsimile.

       g) Headings. The headings used in this Agreement are for convenience of reference only and are not to be used for interpreting it.

       h) Complete Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements, promises, proposals, negotiations, and understandings between the parties respecting its subject matter hereof, including, but not limited to, any Licensing Agreement, letter agreement or other agreement previously executed between the parties.

       i) USA Control. Each party believes that the Materials it has furnished or will furnish to the other constitute "technical data" for purposes of export control regulations of the United States of America. Accordingly each party agrees that neither the Materials themselves, nor any copies or direct products of them (as defined in such regulations), may be exported or otherwise transferred to any country in violation of the laws of the United States of America unless specifically authorized by the United States Department of Commerce, and authorized in writing by each party hereto.

       j) Independent Contractors. The parties are, and shall remain, independent contractors. Except as provided herein, each party is not, and will not act as, an agent of the other party, nor shall either party or any of its employees be deemed to be employees of the other party.

       IN WITNESS WHEREOF, the parties hereto cause this Agreement to be executed by their duly authorized representatives.


SS&C TECHNOLOGIES, INC.               GFI CAMINUS LLC

By: /s/ William C. Stone              By: /s/ Larry Gilson
   ------------------------------        -----------------------------------

Name: William C. Stone                Name: Larry Gilson
     ----------------------------          ---------------------------------

Title: Chief Executive Officer        Title: Chairman
      ---------------------------           --------------------------------

Date:                                 Date:
     ----------------------------          ---------------------------------


SCHEDULE & EXHIBITS

Schedule 1  Products, Standard Prices, Standard Discount
Exhibit A:  License Agreement [To be provided]
Exhibit B:  Order Form [To be provided]
Exhibit C:  Customer Non-Disclosure Agreement [To be provided]

SCHEDULE 1:

A.     PRODUCTS

       Products include the base product and any modules marketed as part of the product line.

                Category Three Products consist of the following:

                                [To be provided]

B.     STANDARD PRICES

       [To be provided]

C.     STANDARD DISCOUNT

       [To be provided]